CLIFFORD L. NEUMAN, P.C.
Attorney at Law

TEMPLE-BOWRON HOUSE
1507 PINE STREET
BOULDER, COLORADO 80302

Telephone: (303) 449-2100
Facsimile: (303) 449-1045
E-mail: clneuman@neuman.com

July 1, 2011

Magellan Gold Corporation

P O Box 114, 60 Sea Walk Drive

The Sea Ranch, CA  95497

     Re:        Registration Statement on Form S-1

Sir or Madam:

       We have acted as legal counsel for Magellan Gold Corporation, a Nevada corporation (the "Company") in connection with the Company's Registration Statement on Form S-1 identified above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Prospectus included as a part of the Registration Statement (the "Prospectus"), relating to the distribution of up to 3.0 million shares of Common Stock, $0.001 par value,  by the Company (the "Common Stock" or “Shares”) to the shareholders of Athena Silver Corporation, a Delaware corporation. The precise number of shares will be determined at the time of the distribution due to rounding required in the distribution. The Common Stock will be distributed as in the manner set forth in the Registration Statement and Prospectus.

       In connection with the following opinion, we have examined and have relied upon such documents, records, certificates, statements and instruments as we have deemed necessary and appropriate to render the opinion herein set forth.

       Based upon the foregoing, it is our opinion that the Shares, when distributed in a manner consistent with the description contained in The Spin-Off and Plan of Distribution included in the Prospectus will be legally issued, fully paid and nonassessable.

       In rendering this opinion we have considered the Nevada Revised Statutes, all applicable provisions of Nevada statutory law and reported judicial decisions interpreting those laws.

       The undersigned hereby consents to the filing this opinion as Exhibit 5.0 to the Pre-Effective Amendment No. 1 to Registration Statement on Form S-1 and to the use of its name in the Registration Statement.

Sincerely,

CLIFFORD L. NEUMAN, P.C.

/s/ Clifford L. Neuman

Clifford L. Neuman